                                                                    EXHIBIT 10.4


                         PAGING SALES AGENCY AGREEMENT

                                    BETWEEN

                                 MAJORCO, L.P.

                                      AND

                      SPRINT COMMUNICATIONS COMPANY, L.P.

                               JANUARY 17, 1996

                               TABLE OF CONTENTS

1. DEFINITIONS..............................................................   1

1.1 General.................................................................   1
1.2 Rules of Construction...................................................   3

2. RELATIONSHIP OF PARTIES;.................................................   3

2.1 Agency..................................................................   3
  2.1.1 Appointment of Agent................................................   3
  2.1.2 Execution of Program Schedule.......................................   3
  2.1.3 Customers...........................................................   4
  2.1.4 Compliance..........................................................   4
2.2 Program Schedule........................................................   4
  2.2.1 Contents............................................................   4
  2.2.2 Effect..............................................................   5
2.3 Subagents...............................................................   5
2.4 Tariffs and Prices......................................................   6
2.5 Marketing...............................................................   6
  2.5.1 General.............................................................   6
  2.5.2 Packaging...........................................................   6
  2.5.3 Telemarketing.......................................................   6
  2.5.4 Trademark...........................................................   7
  2.5.5 Joint Marketing Agreement...........................................   7
2.6 Restriction on Agent Authority..........................................   7
2.7 Outsourcing.............................................................   7
  2.7.1 General.............................................................   7
  2.7.2 Outsourcing to Agent................................................   8
2.8 Order Acceptance and Cancellation; Discontinuation of Service...........   9
2.9 Cooperation.............................................................   9
2.10 Resale Agreement.......................................................   9
  2.10.1 General............................................................   9
  2.10.2 Notice.............................................................   9
  2.10.3 Vendor intellectual property.......................................  10
  2.10.4 Misuse.............................................................  10
2.11 Access.................................................................  10

3. PAYMENTS.................................................................  11

3.1 Determination...........................................................  11
3.2 Commissions of Subagents................................................  11
3.3 Sole Compensation.......................................................  11
3.4 Taxes...................................................................  12

4. ETHICAL CONDUCT AND RELATED COVENANTS....................................  12

5. CONFIDENTIALITY; TRADE SECRETS...........................................  12

5.1 Restriction.............................................................  12
5.2 Use.....................................................................  12
5.3 Copying.................................................................  13
5.4 Care....................................................................  13
5.5 Ownership...............................................................  13
5.6 Limitation..............................................................  13
5.7 Relief..................................................................  14

                                       i

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
 5.8Term....................................................................  14
 5.9Right to Disclose.......................................................  14

 6.INSURANCE................................................................  15

 6.1Required Insurance of Agent.............................................  15
 6.2Required Insurance of Principal.........................................  15
 6.3Policies of Insurance...................................................  15
 6.4No Limitation on Liability..............................................  15
 6.5Compliance..............................................................  16
 6.6Release.................................................................  16

 7.REPRESENTATIONS AND WARRANTIES...........................................  16

 7.1Due Incorporation or Formation; Authorization of Agreements.............  16
 7.2No Conflict; No Default.................................................  17
 7.3Litigation..............................................................  17

 8.LIABILITY OF PARTIES.....................................................  17

 9.INDEMNIFICATION..........................................................  18

 9.1Indemnification by Agent................................................  18
 9.2Indemnification by Principal............................................  19
 9.3Procedure...............................................................  19
     9.3.1 Notice...........................................................  19
     9.3.2 Defense by Indemnitor............................................  19
     9.3.3 Defense by Indemnitee............................................  20
     9.3.4 Costs............................................................  20

10.DISPUTE RESOLUTION.......................................................  20

10.1Negotiation.............................................................  20
10.2Arbitration.............................................................  21
10.3Attorneys and Intent....................................................  21

11.TERMINATION..............................................................  21

11.1Termination by Breach...................................................  21
11.2Voluntary Termination...................................................  22
11.3Transition Period.......................................................  22
11.4Effects of Termination..................................................  23
11.5Sale of Customers.......................................................  23

12.GENERAL PROVISIONS.......................................................  24

12.1Notices and Inquiries...................................................  24
12.2Construction............................................................  25
12.3Time....................................................................  25
12.4Headings................................................................  25
12.5Severability............................................................  25
12.6Further Action..........................................................  26
12.7Governing Law...........................................................  26
12.8Counterpart Execution...................................................  26
12.9Specific Performance....................................................  26
12.10Entire Agreement.......................................................  26
12.11Parties in Interest; Limitation on Rights of Others....................  27
12.12Assignability..........................................................  27
12.13Waivers; Remedies......................................................  27
12.14Force Majeure..........................................................  27

                                       ii

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
12.15 Continuation of Exclusivity...........................................  28
12.16 Consistency...........................................................  28
12.17 Disclosure............................................................  28

Exhibit A: Form of Program Schedule

Exhibit B: Senior Executives for Dispute Resolution

THIS PAGING SALES AGENCY AGREEMENT is entered into as of the 17th day of January, 1996, by and between SPRINT COMMUNICATIONS COMPANY L.P., a Delaware limited partnership ("Sprint"), and MAJORCO, L.P., a Delaware limited partnership ("MajorCo").

                                1. DEFINITIONS

1.1 GENERAL
- - -----------

As used in this agreement, the following terms have the meanings set forth below:

"AGENT" means Sprint.

"AGREEMENT" means this agreement, any exhibit to this agreement and any Program Schedule made pursuant to this agreement.

"CUSTOMER" means customers of Principal for purposes of Paging Services. The term does not include persons who are customers of Agent for non-Paging Services.

"DISTRIBUTOR" means an Entity authorized by an Agent or Subagent pursuant to
Section 3 in this Agreement to market Paging Services directly to end-users.

"ENTITY" means any firm, corporation, company, partnership, group, trust, joint venture, association, Governmental Authority or other legal entity or organization.

"GOVERNMENTAL AUTHORITY" means any federal, state, or local court, administrative agency, board, bureau, or commission or other governmental department, authority, or instrumentality.

"LICENSED MARK" means the trademark "Sprint" together with the related "Diamond" logo.

"MAJORCO AGREEMENT" means the Agreement of Limited Partnership of MajorCo, L.P.

"MARK" means the tradename, service mark, brand, or trademark of a Party.

"PAGING SERVICE" means that paging service identified as the paging service on a Program Schedule pursuant to Section 2 in this Agreement.

"PARTY" means Sprint or MajorCo individually, and "PARTIES" means Sprint and MajorCo collectively.

"PERSON" means any individual or Entity.

"PRINCIPAL" means MajorCo.

"PROGRAM SCHEDULE" means a program schedule that is Issued pursuant to Section 2 in this Agreement.

"PROPRIETARY INFORMATION" as described in Section 5.1.

"RESALE AGREEMENT" means an agreement between a Vendor and Principal under which Principal purchases paging services from Vendor for resale by Principal.

"RESPONSIBILITY" means a responsibility undertaken by Agent in connection with its marketing of Paging Services offered by Principal under this Agreement.

"SPRINT TRADEMARK LICENSE AGREEMENT" means the Sprint Trademark License Agreement of March 28, 1995, between Sprint and MajorCo.

"SUBAGENT" means an Entity authorized by an Agent to appoint Distributors and to market Paging Services directly to end-users.

"SUBSIDIARY" of any Person means an Entity

     (a) of which more than fifty percent (50%) of the outstanding shares or securities are owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such Entity or

     (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but of which more than fifty percent (50%) (by value) of the ownership interest is owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, or in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such Entity, provided, in each case, that such Entity will be deemed to be a Subsidiary only so long as such ownership or control exists.

"TARIFF" means a tariff filed with the Federal Communications Commission and/or a state regulatory Commission and pursuant to which Principal offers Paging Services.

"TRANSITION PERIOD" as described in section 11.3.

"VENDOR" means a provider of paging service to Principal.

1.2 RULES OF CONSTRUCTION
- - -------------------------

The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined.

Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter formS.

The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation".

Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations).

Any reference in this Agreement to a "day" or number of "days" is a reference to a calendar day or number of calendar days.

If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day for Principal then such action or notice will be deferred until, or may be taken or given on, the next business day.

                          2. RELATIONSHIP OF PARTIES;
                             AGENT RESPONSIBILITIES

2.1 AGENCY
- - ----------

2.1.1 APPOINTMENT OF AGENT

MajorCo ("Principal") appoints Sprint ("Agent") to be its agent for the sale of Paging Services. The Paging Services are all of the Paging Services that MajorCo, now or in the future, has the right to resell as a reseller pursuant to a paging resale agreement between MajorCo and any paging company and which agreement is identified on a Program Schedule, as described in section 11.3

2.1.2 EXECUTION OF PROGRAM SCHEDULE

Concurrently with the execution of this Agreement, the Parties will execute an initial Program Schedule with respect to those Paging Services that MajorCo has the right to resell as of the date of this Agreement. If MajorCo subsequently obtains the right to sell additional Paging Services (e.g. 2-way paging and voice paging) then Majorco and Sprint will use commercially reasonable efforts to negotiate a Program Schedule covering such additional Paging Services. The parties may designate on the Program Schedule certain paging network features that Agent may provide rather than using the paging network feature as provided by Principal.

2.1.3 CUSTOMERS

All Customers obtained by Agent are the Customers of Principal. Upon termination of this Agreement Agent does not have the right to take the Customers, rather the Customers remain the Customers of Principal. The Agent and Principal may communicate with Customers at such time and on such conditions as each separately determines. Agent and Principal will use commercially reasonable efforts to coordinate their communications to the Customer to ensure the Customer is receiving a consistent message regarding Paging Services. Agent and Principal will send to the other a copy of any communication directed to Customers and relating to paging services, including copies of print ads, tapes of commercials, and samples of mailing insert within a reasonable time after the communication with the Customer.


2.1.4 COMPLIANCE

Agent agrees to comply with all procedures and operating guidelines established by Principal, including procedures required by law, contract or policies adopted by Principal (e.g. advising Customers of the terms and conditions of the limitations of liability relevant to the Paging Services or pre-approval of marketing packets). Principal will notify Agent in writing 30 business days in advance of the adoption, modification, or termination of any such procedure and operating guideline, unless a shorter time period is required by law.

2.2 PROGRAM SCHEDULE
- - --------------------

2.2.1 CONTENTS

Program Schedules will be in the form of Exhibit A. The terms and conditions included in the Program Schedule will include the following:

        a) the specific Paging Services;

        b) the marketing and sales vehicles in addition to those authorized in
           Section 2.5 through which the Paging Services may be offered;

        c) the Tariff under which, or price at which, the Paging Services are to be offered by Agent;

        d) the specific Responsibilities, in addition to those provided in this Agreement, that the Agent is to perform in connection with the marketing and sales of such Paging Services;

        e) the payments to be made between Principal and Agent with respect to the agency relationship and any other services provided by one to the other pursuant to this Agreement;

        f) the duration of the Program Schedule. If no duration is indicated then the Program Schedule will continue until this Agreement is terminated;

        g) the redacted Resale Agreement.

The Program Schedule may specify additional terms and conditions, including without limitation restrictions on the Agent's authority with respect to Customers, territories, sales vehicles, sales channels and appointment of Subagents and Distributors.

2.2.2 EFFECT

If there are any inconsistencies between the Resale Agreement and the Program Schedule of which the Resale Agreement is a part, then the terms and conditions of the Resale Agreement are controlling. If there are any inconsistencies between the Program Schedule (as modified to be consistent with the Resale Agreement) and this Agreement, then the terms and conditions of the Program Schedule are controlling.

2.3 SUBAGENTS
- - -------------

Unless expressly restricted from doing so in a Program Schedule, Agent has authority to appoint any of its Subsidiaries as Subagents and Distributors to market and sell Paging Services, subject to the provisions of this Agreement. Agent is responsible for ensuring compliance by its Subagents and Distributors with all the terms and conditions of this Agreement and the applicable Program Schedule. Agent does not have authority to appoint persons other than its Subsidiaries as Subagents or Distributors, unless expressly authorized to do so in a Program Schedule.

2.4 TARIFFS AND PRICES
- - ----------------------

Paging Services offered by Principal pursuant to Tariff will be marketed by Agent pursuant to the appropriate Tariff. Paging Services not offered by Principal pursuant to Tariff will be marketed by Agent pursuant to a price schedule to be mutually agreed upon. Each Party will use commercially reasonable efforts in negotiating the price schedule. If Principal and Agent cannot agree upon a price schedule, then Principal may establish a price schedule and such price schedule is subject to change, modification, or withdrawal by Principal upon 120 days prior written notice by Principal to Agent, except as otherwise provided in a Program Schedule or as the Parties may otherwise agree. Tariffs are subject to change, modification, or withdrawal by Principal upon 120 days prior written notice by Principal to Agent, except as otherwise provided in a Program Schedule or as the Parties may otherwise agree.

2.5 MARKETING
- - -------------

2.5.1 GENERAL

Agent may market the Paging Services by means of any of its existing, directly owned marketing and sales vehicles which Agent chooses, including outbound/inbound telemarketing, billing inserts, direct mail, direct sales, employee programs, advertising and promotions. Agent is responsible for all expenses and obligations that it incurs as a result of its efforts to market Paging Services.

Without Principals prior written consent, which will not be unreasonably withheld, Agent will not use any other marketing and sales vehicles ( e.g. retail channels or third party affinity programs like USAA) to market the Paging Services, except that Agent may use existing affinity channels (e.g. USAA) as of the date of this Agreement. The Principal may withhold the consent only to ensure effective market coordination or to comply with other obligations or restrictions imposed by other contracts to which Principal is a party and in any event such consent will not be unreasonably withheld.

2.5.2 PACKAGING

Agent may package any of the Paging Services with any of the Agent's long distance services, including personal number service (a/k/a "PNS").

2.5.3 TELEMARKETING

Agent may solicit orders by means of telemarketing. Agent must coordinate its activities with Principal to ensure that activation of Paging Services are in

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accordance with federal and state law. Principal may confirm compliance with this section including, without limitation, contacting Customers solicited by Agent.

2.5.4 TRADEMARK

All advertising, marketing, and promotional activities undertaken by Agent with respect to Paging Services, and all other usage by Agent of trademarks, service marks, brands, and tradenames owned by Principal, will be in accordance with the terms of the Sprint Trademark License Agreement.

2.5.5 JOINT MARKETING AGREEMENT

The parties acknowledge that the parties are negotiating with the other partners of MajorCo, L.P. a Joint Marketing Agreement that will define the manner in which the parties to that agreement market various telecommunications products. To the extent the Joint Marketing Agreement once effective contains terms inconsistent with the terms of this Agreement then the Joint Marketing Agreement will control and this Agreement will be deemed amended to conform to the Joint Marketing Agreement as of the date the Joint Marketing Agreement becomes effective.

2.6 RESTRICTION ON AGENT AUTHORITY
- - ----------------------------------

Agent has no authority to act on behalf of Principal, nor may Agent bind Principal in any manner whatsoever, except as expressly provided in this Agreement and the Program Schedules. Principal will incur no obligation to employees or agents utilized by Agent to market Paging Services offered by Principal and such persons will at all times remain employees and agents of Agent. Agent will function as a non-exclusive, independent contractor and will use reasonable commercial efforts to perform its Responsibilities. Agent will not act outside the scope of its authority granted in this Agreement.

2.7 OUTSOURCING
- - ---------------
2.7.1 General

Principal may in its sole discretion contract with third-parties to provide various aspects of the operation of the paging business, including activation, fulfillment, billing, customer service, collections, and sales and marketing. Principal may make such contracts exclusive or non-exclusive. Principal will remain liable for all obligations outsourced to third parties. All materials developed for such operations, including without limitation collateral materials, scripts, marketing pieces, screen designs, and any intellectual property remains the property of Principal regardless of whether Principal or Agent directed the development of such material. Principal may provide such material to Agent and any other agents of Principal on the cost basis described in Article 3.

2.7.2 OUTSOURCING TO AGENT

At present Principal is outsourcing all operations, except certain sales and marketing operations, to the Vendor. Principal agrees to consider a written proposal from Agent to provide the operations presently outsourced to the Vendor. If the proposal is to be approved by Principal it must provide at least the following:

        a) specification of the operations to be performed by Agent,

        b) terms and conditions must be commercially reasonable and the terms and conditions must be at least as favorable to Principal as Principal may obtain from the current vendor of such outsourced operations (e.g. performance standards must be at least what Principal receives from the current vendor and pricing would be the same or less than that of the current vendor)

        c) Principal will have the right to terminate the outsourcing upon 180 days notice to Agent.

        d) the outsourced services will be on a non-exclusive basis (i.e. Agent can have other vendors for the same operation such as permitting cable companies to bill the Customers they obtain for Principal).

        e) the one-time and ongoing costs to Principal and a statement of the benefits to Principal from the outsourcing.

        f) a transition plan and timeline for assumption of functionality by Agent.

        g) a statement of the proposed remedies if Agent fails to meet the timeline or provide the functionality.

Principal will respond to Agent's completed proposal within 30 days of delivery to Principal. Principal may accept, reject, or propose revisions to the proposal. If the proposal is accepted then Principal and Agent will use commercially reasonable efforts to negotiate a definitive contract for the outsourcing within 30 days. The timeline will be adjusted to reflect the time taken to negotiate the contract. Any outsourcing contract between Principal and Agent will contain such other terms and conditions as the parties agree.

2.8 ORDER ACCEPTANCE AND CANCELLATION; DISCONTINUATION OF SERVICE
- - -----------------------------------------------------------------

Orders submitted by Agent are not binding until accepted by Principal. Principal may, in its sole discretion, reject any order solicited or taken by Agent. Principal may discontinue offering or selling any Paging Service without liability to Agent, if Principal voluntarily terminates this Agreement in accordance with Article 11.

2.9 COOPERATION
- - ---------------

Agent must:

        a) notify its sales force to cease sales efforts immediately upon receiving written notice from Principal of termination of this Agreement;

        b) cooperate with Principal to resolve customer service problems consistent with Principal's customer service policy;

        c) designate, within five (5) business days after execution of this Agreement, a program manager to represent Agent in all Agent's dealings with Principal; and

        d) Agent must submit any reports reasonably requested by Principal.


2.10 RESALE AGREEMENT
- - ---------------------

2.10.1 GENERAL

Agent will take no action that if taken by Principal would be contrary to any provision of the Resale Agreement.

2.10.2 NOTICE

If the Resale Agreement requires a notice to be given by Principal regarding the occurrence of an event, then if the event occurs with respect to Agent, Agent must give notice of the event to Principal, in the manner and in the time periods provided in this schedule. An event includes, without limitation, the providing of information necessary for Principal to make required reports to Vendor.

If the Resale Agreement requires a notice to be given by Principal to Vendor within a specified time period and if the event requiring notice by Principal to Vendor occurs to Agent, then Agent must give notice to Principal of such event within a time period equal to one-half the time period available for notice from Principal to Vendor.

2.10.3 VENDOR INTELLECTUAL PROPERTY

Agent recognizes the right, title and interest of the Vendor and its affiliated and associated companies to all service marks, logos, trademarks and trade names used on or in connection with their business activities and agrees not to engage in any activities or commit any acts, directly or indirectly, which may contest, dispute or otherwise impair such right, title and interest. Agent agrees that all its uses of such service marks, logos, trademarks and trade names of the Vendor must only be according to reasonable and uniform standards furnished by the Principal, and must be subject to prior written approval by the Principal which approval may be revoked at any time upon 15 days' notice, and must be in such manner as to inure at all time to the benefit of the Principal and its Vendor.

2.10.4 MISUSE

Agent must not misuse the Paging Services. Misuse of Paging Services includes intentionally and wrongfully obtaining Paging Services by rearranging, tampering or making unpermitted connection with any facilities of Vendor, or the use of a PIN for more than one pager unless such PIN is used for a pre-established group call and Principal is appropriately billed for the group-call format. Misuse does not include use of the PIN number for Principal's or Agents other services to a Subscriber. Any misuse of Services by Customer is a material breach of this Agreement.

2.11 ACCESS
- - -----------

Agent may obtain access and associated telephone numbers for Customers it has acquired for Principal, provided the following conditions are met:

        a) the access and telephone numbers are obtained from a reputable telecommunications company with a history of providing high quality service;

        b) the access and telephone numbers are obtained at the sole cost and expense of the Agent; and

        c) the agreement for access and telephone number is in writing and provides that it is assignable by Agent to Principal without the prior consent of the telephone provider.

Agent agrees that if for whatever reason it ceases to be the agent of Principal and the Customers are to remain the Customers of Principal, then Agent will assign the

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agreement for access and telephone numbers to Principal as soon as commercially reasonable to facilitate the Customers remaining Customers of Principal and in no event later than Agent ceasing to be an agent of Principal.

                                  3. PAYMENTS

3.1 DETERMINATION
- - -----------------

Agent must pay Principal for Principal's direct costs relating to the provision of Paging Services pursuant to this Agreement. Principal will provide Agent with documentation sufficient to show the cost was incurred by Principal and the amount of the cost. Direct costs include without limitation all amounts due from Principal to a Vendor, employee expense (including base salary, short term compensation if any, and cost of benefits), sales, use and excise taxes, telecommunications charges, cost of lost pagers and mail expense.

Principal may establish from time to time accounting procedures for determining the direct costs. Such procedures will be binding upon Agent so long as the procedure is commercially reasonable, or in accordance with industry custom and usage, or is required in order for Principal to maintain its books and records in accordance with generally accepted accounting practices.

All costs that are incurred with a third party by Principal and must be paid by Agent will be paid by Agent without reduction or offset and paid in a timely fashion in accordance with any Agreement between the third party and Principal. If Agent disagrees with such cost Agent may submit to Principal an invoice requesting reimbursement of the contested portion of the payment made to the third party. If the Parties cannot agree on the amount of the reimbursement, if any, then the matter will be resolved pursuant to the dispute resolution mechanisms provided in this Agreeement.

3.2 COMMISSIONS OF SUBAGENTS
- - ----------------------------

Agent will establish the commission structure and level for its Subagents and Distributors. Agent is responsible for paying to Subagents and Distributors their commissions.

3.3 SOLE COMPENSATION
- - ---------------------

Agent must collect for Principal the revenues from the Customers. Agents sole compensation with respect to Paging Services is the difference between the revenue collected and the payments made to Principal pursuant to Section 2.1 and any applicable Program Schedule. In no event will Agent additionally receive separate

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reimbursement of costs incurred in connection with its marketing and sale of
Paging Services.

3.4 TAXES
- - ---------

Agent is responsible for payment of all taxes due as a result of payments made to Agent by Principal. Principal is responsible for the payment of all excise, sales and use taxes arising with respect to sales of Paging Services to Customers. If requested by Principal, Agent will file all excise, sales and use tax returns relating to the Paging Services for Principal.

 4. ETHICAL CONDUCT AND RELATED COVENANTS

Each Party must perform its obligations under this Agreement in a legal, ethical and professional manner. Neither Party will commit any act that would reflect unfavorably on the other. Neither Party will misrepresent Paging Services nor the prices of Paging Services. Agent will not sponsor or participate in any pyramid or illegal multilevel marketing system. Each Party will require its respective employees and agents to comply with all terms of this Agreement. Agent will not package any of its business activities in such a manner that Customers must pay any fees, initiation charges or minimums as an Agent-imposed charge for Paging Services, except with the prior written consent of Principal.

5. CONFIDENTIALITY; TRADE SECRETS

5.1 RESTRICTION
- - ---------------

All information, including without limitation all oral, visual and written information, including all information disclosed prior to the date of this Agreement pursuant to the negotiations between the parties, disclosed to the other party is deemed to be confidential, restricted and proprietary to the disclosing party (the "Proprietary Information").

5.2 USE
- - -------

Each party agrees to use the Proprietary Information received from the other party only for the purpose of this Agreement. No other rights, and particularly licenses, to trademarks, inventions, copyrights, patents, or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Proprietary Information between the parties.

                                       12
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5.3 COPYING
- - -----------

Proprietary Information supplied is not to be reproduced in any form except as required to accomplish the intent of this Agreement.

5.4 CARE
- - --------

The receiving party must provide the same care to avoid disclosure or unauthorized use of the Proprietary Information as it provides to protect its own similar proprietary information. All Proprietary Information must be retained by the receiving party in a secure place with access limited to only such of the receiving party's employees, lenders or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing party has consented to by prior written approval.

5.5 OWNERSHIP
- - -------------

All Proprietary Information, unless otherwise specified in writing, (a) remains the property of the disclosing party, (b) must be used by the receiving party only for the purpose intended, and (c) such Proprietary Information, including all copies of such information, must be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon request of the disclosing party, and, in any event, upon termination of this Agreement. At the request of the disclosing party, the receiving party will furnish a certificate of an officer of the receiving party certifying that Proprietary Information not returned to disclosing party has been destroyed.

5.6 LIMITATION
- - --------------

The parties agree that the term "Proprietary Information" does not include information which:

        (a) has been or may in the future be published or is now or may in the future be otherwise in the public domain through no fault of the receiving party;

        (b) prior to disclosure pursuant to this Agreement is properly within the legitimate possession of the receiving party;

        (c) subsequent to disclosure pursuant to this Agreement is lawfully received from a third party having rights in the information without restriction of the third party's right to disseminate the information and without notice of any restriction against its further disclosure;

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

        (d) is independently developed by the receiving party through parties who have not had, either directly or indirectly, access to or knowledge of such Proprietary Information; or

        (e) is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a governmental agency, so long as the party required to disclose the information provides the other party with prior notice of such order or requirement.

5.7 RELIEF
- - ----------

Because damages may be difficult to ascertain, the parties agree that in the event of violation of this Article, without limiting any other rights and remedies of each other, an injunction may be sought against the party who has breached or threatened to breach this Agreement.

5.8 TERM
- - --------

A party must not disclose the Proprietary Information for a period which is the longer of (a) three years from the date of disclosure or (b) the date of termination of this Agreement.

5.9 RIGHT TO DISCLOSE
- - ---------------------

Each party warrants that it has the right to disclose all Proprietary Information which it has disclosed to the other party pursuant to this Agreement, and each party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party's information. Except as expressly provided otherwise in this Agreement, neither party makes any representation or warranty, express or implied, with respect to any Proprietary Information.

                                 6. INSURANCE

6.1 REQUIRED INSURANCE OF AGENT
- - -------------------------------

Agent must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance:

        (a) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $5,000,000 for each occurrence (combined single limit); with Agent named as insured in the policy and Principal named as additional insured in the policy as their respective interests may appear; and

        (b) Worker's Compensation and Employer's Liability insurance.


6.2 REQUIRED INSURANCE OF PRINCIPAL
- - -----------------------------------

Principal must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance:

     Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $5,000,000 for each occurrence (combined single limit) with Principal named as insured in the policy and Agent named as additional insured in the policy as their respective interests may appear.

6.3 POLICIES OF INSURANCE
- - -------------------------

All required insurance policies must be taken out with reputable national insurers that are licensed to do business in the jurisdiction where the Agent is doing business. Each party agrees that certificates of insurance will be delivered to the other party as soon as practicable after the execution of this Agreement. All policies must contain an undertaking by the insurers to notify the other party in writing not less than 15 days before any material change, reduction in coverage, cancellation, or termination of the insurance.

6.4 NO LIMITATION ON LIABILITY
- - ------------------------------

The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of any party to the other party.

6.5 COMPLIANCE
- - --------------

Agent will not do or permit to be done anything that:

        (a) is prohibited by any insurance policy carried by Principal at the time of execution of this Agreement, or

        (b) is prohibited by any insurance policy carried by Agent, or

        (c) will in any way increase the existing premiums for any such policy.

6.6 RELEASE
- - -----------

Principal and Agent release each other, and their respective principals, employees, representatives and agents, from any claims for damage to any person or property, that are caused by, or result from, risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Each party will cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against the other party in connection with any damage covered by any policy. Neither party will be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Section.

                      7. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that:


7.1 DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENTS
- - ---------------------------------------------------------------

The Party is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Party has the full power and authority to own its property and carry on its business as owned and carried on at the date of this Agreement. The Party has the full power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Party has been duly authorized by all necessary partnership action. This Agreement constitutes the legal, valid and binding obligation of the Party, enforceable in accordance with its terms, subject as to enforceability limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

7.2 NO CONFLICT; NO DEFAULT
- - ---------------------------

Neither the execution, delivery and performance of this Agreement nor the consummation by the Party of the transactions contemplated hereby

        (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any Governmental Authority or any arbitrator, applicable to such Party,

        (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate or articles of incorporation or bylaws (or other governing documents) of such Party or of any material agreement or instrument to which such Party is or may be bound or to which any of its material properties or assets is subject, or

        (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Party or by which such Party is or may be bound.


7.3 LITIGATION
- - --------------

There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, could lead to any action, suit or proceeding, which if adversely determined could) reasonably be expected to have a material adverse effect on the Party's ability to perform its obligations under this Agreement, except those described in the Securities Exchange Commission filings of the Party's ultimate parent entity. The Party has not received any currently effective notice of any default. The Party is not in default under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority or any arbitrator which could reasonably be expected to have a material adverse effect on the Party.

                            8. LIABILITY OF PARTIES

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR LOSS OF PROFITS ARISING FROM THE RELATIONSHIP OR THE CONDUCT OF

BUSINESS UNDER THIS AGREEMENT. LIABILITY OF EITHER PARTY IN ANY AND ALL CATEGORIES, INCLUDING BUT NOT LIMITED TO MISTAKE, NEGLIGENCE, ACT OR OMISSION, INTENTIONAL ACTS, AND BREACH, WILL NOT EXCEED IN THE AGGREGATE ONE (1) MONTH'S AVERAGE PAYMENT PAID TO AGENT. THE AVERAGE IS BASED ON THE IMMEDIATELY PRECEDING TWELVE CALENDAR MONTHS OF PAYMENTS CALCULATED FROM THE DATE OF THE OCCURRENCE OF THE EVENT GIVING RISE TO THE LIABILITY, OR, IF LESS THAN TWELVE MONTHS OF OPERATIONS, THEN ON THE NUMBER OF MONTHS OF OPERATIONS.


                              9. INDEMNIFICATION

9.1 INDEMNIFICATION BY AGENT
- - ----------------------------

Agent must indemnify Principal and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of

        a) any occurrence caused by the act or omission of Agent; or

        b) any occurrence caused by any act or omission claimed to have been caused by the Agent or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent caused by the negligence or willful misconduct of Principal, its agents, customers, invitees, concessionaires, contractor, servants, vendors, materialmen or suppliers; or

        c) any occurrence caused by the violation of any law, regulation or ordinance applicable to Agent; or

        d) any occurrence caused by Agent's failure to file correct or timely excise, sales and use tax returns for the benefit of Principal or the failure to pay for the benefit of Principal any tax shown as due on such returns.

If Principal is made a party to any litigation commenced by or against Agent for any of the above reasons, then Agent will protect and hold Principal harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Principal.

9.2 INDEMNIFICATION BY PRINCIPAL
- - --------------------------------

Principal must indemnify Agent and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of

        a) any occurrence caused by the act or omission of Principal; or

        b) any occurrence caused by any act or omission claimed to have been caused by the Principal or its agents, customers, invitees, concessionaires, contractors, servants, vendors, materialmen or suppliers, except to the extent caused by the negligence or willful misconduct of Agent, its agents, customers, invitees, concessionaires, contractor, servants, vendors, materialmen or suppliers; or

        c) any occurrence caused by the violation of any law, regulation or ordinance applicable to Principal: or

        d) any occurrence caused by the infringement by Principal of any patent relating to the Paging Services.

If Agent is made a party to any litigation commenced by or against Principal for any of the above reasons, then Principal will protect and hold Agent harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Principal.

9.3 PROCEDURE
- - -------------

9.3.1 NOTICE

Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice within 30 days if:

        (i) any claim or demand will be made or liability asserted against Indemnitee or

        (ii) any suit, action, or administrative or legal proceedings will be instituted or commenced in which any Indemnitee is involved or is named as a defendant either individually or with others.


9.3.2 DEFENSE BY INDEMNITOR

If, within 30 days after the giving of such notice, the Indemnitee receives written notice from Indemnitor stating that the Indemnitor disputes or intends to defend against such claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against such claim, demand, liability, suit, action or proceeding, at its expense.

Indemnitee will fully cooperate with Indemnitor in such dispute or defense so long as Indemnitor is conducting such dispute or defense diligently and in good faith; provided, however, that Indemnitor will not be permitted to settle such dispute or claim without the prior written approval of Indemnitee, which will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to additional representation by counsel of its choice to participate in such defense at Indemnitee's sole cost and expense.


9.3.3 DEFENSE BY INDEMNITEE

If no such notice of intent to dispute or defend is received by Indemnitee within the said 30-day period, or if diligent and good faith defense is not being, or ceases to be, conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle such claim, demand or other liability, and in either event to be indemnified as provided for in this Section. Indemnitee is not permitted to settle such dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.


9.3.4 COSTS

The Indemnifying Party's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by the Indemnified Party from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts. The provisions of this Section will survive the termination of this Agreement with respect to any damage, injury, or death occurring before such termination.

                            10. DISPUTE RESOLUTION

10.1 NEGOTIATION
- - ----------------
The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Any Party may escalate any dispute not resolved in the normal course of business to the senior executives for dispute resolution listed on Exhibit B (the "Senior Executives") by providing written notice.

Within ten business days after delivery of such notice, the Senior Executives of each Party will meet at a commonly acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing Party's notice, or if the Parties fail to meet within ten days, any Party may initiate arbitration of the dispute as provided in this Agreement.


10.2 ARBITRATION
- - ----------------

Any dispute arising out of or relating to this Agreement that has not been resolved by negotiation within the time periods specified in Section 10.1 will be finally settled by arbitration conducted expeditiously in accordance with the rules of the American Arbitration Association. The arbitration is governed by the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The location of the arbitration is the Kansas City metropolitan area which consists of Wyandotte and Johnson Counties in Kansas and Jackson, Clay and Platter Counties in Missouri, or such other location agreed upon by the Parties. The arbitrator(s) are not empowered to award damages in excess of those permitted under this Agreement, and each Party irrevocably waives any damages in excess of those permitted under this Agreement. The arbitrator(s) will have current or prior telecommunications industry experience. The arbitrator(s) will render a written decision setting forth the facts and the basis for their award.


10.3 ATTORNEYS AND INTENT
- - -------------------------

If a Senior Executive intends to be accompanied at a meeting by an attorney, all other Senior Executives will be given at least three business days prior notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State rules of evidence.

                                11. TERMINATION

11.1 TERMINATION BY BREACH
- - --------------------------

If a PartY is in

        (a) breach of any representation, warranty or agreement set forth in this Agreement or

        (b) defaults in the performance of any of its obligations with respect to any Program Schedule,

which default

        (x) continues for a period of more than 30 days after receipt of written notice from the other Party specifying such default, or

        (y) is of a nature to require more than 30 days for remedy and continues beyond such time reasonably necessary to cure (and the defaulting Party has not undertaken procedures to cure the default within such 30 day period and diligently and continuously thereafter pursued such efforts to complete cure), the other Party may, in addition to any other remedy available at law or in equity, at its option upon written notice,

        (x) terminate the applicable Program Schedule, or

        (y) terminate this Agreement and all Program Schedules issued pursuant to this Agreement.


11.2 VOLUNTARY TERMINATION
- - --------------------------

This Agreement will terminate as follows:

        (a) On January 16, 1997, provided Agent may give notice to Principal at least 30 days in advance of such date that the termination date is January 16, 1998.

        (b) This Agreement will terminate if the agreement between Principal and the Vendor terminates. If Principal receives advance notice of such termination pursuant to the terms of the agreement with the Vendor, Principal will use reasonable efforts to give Agent notice of such pending termination. Failure of Principal to give such notice does not prevent the termination pursuant to this subsection.


11.3 TRANSITION PERIOD
- - ----------------------

If this Agreement is terminated then the Parties agree to cooperate to enable all Customers to continue to use the Paging Services upon the terms and conditions of this Agreement with no disruption during the Transition Period so long as payment for Paging Services is made. The Transition Period is as follows:

        If the termination is by reason of a breach pursuant to Section 11.1 then there is no Transition Period.

        If the termination is by reason of a Voluntary Termination pursuant to
        Section 11.2(a) then the Transition Period is for three months.

        If the termination is by reason of a Voluntary Termination pursuant to
        Section 11.2(b) then the Transition Period is for the transition period provided in the agreement with the Vendor.


11.4 EFFECTS OF TERMINATION
- - ---------------------------

Termination of this Agreement is without prejudice to any other rights or remedies of the parties and is without liability for any loss or damage occasioned by the termination. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination.

Upon termination of this Agreement, Agent will deliver to Principal, in ready to use form, the entire customer data base which will include information customary in the telecommunication industry to be kept on customer and must include, without limitation, name, address, contact number, pager identification, customer payment history and current status, service profile and any special arrangements with the customer, IXC for customer paging service. Agent will provide to Principal all materials in whatever form regarding operating and internal or Vendor provided customer care procedures. Upon termination of this Agreement, the parties will use commercially reasonable efforts to transfer management of the customer accounts and customer care to Principal without disruption of paging service, billing or customer care.


11.5 SALE OF CUSTOMERS
- - ----------------------

If Principal leaves the paging business, then Agent will have the right to purchase from the Principal for fair market value the Customers (including all accounts and contract rights relating to the customer) of Principal for which Principal is then paying Agent a payment. Payment will be in cash at the closing. The sale will be on terms and conditions customary and reasonable for sales of customers in the telecommunications industry and on such other terms and conditions as the parties may reasonably agree.

If Agent does not complete the purchase of the Customers within 30 days of being notified by Principal of its right to purchase the Customers, then Principal may sell the Customers to a third party of its choice. Upon a sale to a third party the sale of Customers must be subject to the payment rights of Agent.

                            12. GENERAL PROVISIONS

12.1 NOTICES AND INQUIRIES
- - --------------------------

All notices and inquiries required or permitted to be given by any provision of this Agreement will be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received by overnight courier), charges prepaid and addressed as follows:

If to Sprint:

     Sprint Communications Company L.P.
     8140 Ward Parkway
     Kansas City, Missouri 64114
     Attention: Vice President ___________________

     with a copy to:
     Sprint Communications Company L.P.
     8140 Ward Parkway
     Kansas City, Missouri 64114
     Attention: Director of Wireless Marketing

If to MajorCo:

     MajorCo, L.P.
     (d/b/a Sprint Telecommunications Venture)
     4717 Grand
     5th Floor
     Kansas City, Missouri 64112
     Attention: Chief Marketing Officer

     With a copy to:
     MajorCo, L.P.
     (d/b/a Sprint Telecommunications Venture)
     4717 Grand
     5th Floor
     Kansas City, Missouri 64112
     Attention: General Counsel

Any Party may from time to time specify a different address by notice to the other Party. Any such notice will be deemed to be delivered, given, and received for all purposes as of the date so delivered.


12.2 CONSTRUCTION
- - -----------------

This Agreement will be construed simply according to its fair meaning and not strictly for or against any Party. No rule of construction requiring interpretation against the draftsman will apply in the interpretation of this Agreement.


12.3 TIME
- - ---------

Time is of the essence with respect to this Agreement (including its Exhibits).


12.4 HEADINGS
- - -------------

The article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.


12.5 SEVERABILITY
- - -----------------

Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability will not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.


12.6 FURTHER ACTION
- - -------------------

Each Party, upon the reasonable request of the other Party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.


12.7 GOVERNING LAW
- - ------------------

The internal laws of the State of Missouri (without regard to principles of conflict of law) will govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties under this Agreement.


12.8 COUNTERPART EXECUTION
- - --------------------------

This Agreement may be executed in any number of counterparts with the same effect as if each Party had signed the same document. All counterparts will be construed together and will constitute one agreement.


12.9 SPECIFIC PERFORMANCE
- - -------------------------

Each Party agrees with the other Party that the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the non-breaching Party may be entitled, at law or in equity, the non-breaching Party is entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.


12.10 ENTIRE AGREEMENT
- - ----------------------

The provisions of this Agreement including the Exhibits and Schedules hereto, set forth the entire agreement and understanding between the Parties as to the subject matter of this Agreement and supersede all prior agreements, oral or written, and other communications between the Parties relating to the subject matter of this Agreement.


12.11 PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS
- - ---------------------------------------------------------

Except as otherwise provided in this Agreement, the terms of this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Nothing in this Agreement, whether express or implied, will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.


12.12 ASSIGNABILITY
- - -------------------

Neither Party may assign this Agreement without the prior written consent of the other Party, except that either Party may assign its rights and obligations under this Agreement to an Entity which is controlled by, under common control with, or controlling such Party without consent. The assigning Party will give notice of any such assignment to the other Party.


12.13 WAIVERS; REMEDIES
- - -----------------------

The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver is effective only if in writing signed by the Party against which such waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.


12.14 FORCE MAJEURE
- - -------------------

No Party is liable for failure to perform its obligations under this Agreement due such failure arises directly out of causes beyond its control, including] act of God, fire, flood, other natural cause, or terrorist event; laws, orders, rules, regulations, directions, or action of any Governmental Authority having jurisdiction or any civil or military authority; national emergency, riot, or war; or labor difficulties. The Party suffering an event of force majeure is excused on a day-to-day basis, provided, however, that such Party will use all commercially reasonable efforts to avoid or remove such force majeure event.

12.15 CONTINUATION OF EXCLUSIVITY
- - ---------------------------------

This Agreement does not constitute a waiver of the non-compete and exclusivity provisions of Article 6 of the MajorCo Partnership Agreement and such provisions remain in full force and effect.


12.16 CONSISTENCY
- - -----------------

If this Agreement is inconsistent with any term of the MajorCo, L.P. Partnership Agreement or the Joint Marketing Agreement as finally agreed between the MajorCo partners and Principal, then the terms of the other agreement will control.


12.17 DISCLOSURE
- - ----------------

All media releases and public announcements or disclosures by either party relating to this Agreement, its subject matter or the purpose of this Agreement are to be coordinated with and consented to by the other party in writing prior to the release thereof.

EXECUTED effective the date first above written.

MajorCo L.P.                                 Sprint Communications Company, L.P.

By /s/ Bernie Bianchino                      By /s/ Gerald A. Rhodes
   ----------------------                       ---------------------------

Name:  BERNIE BIANCHINO                      Name:

Title: CHIEF BUSINESS DEVELOPMENT OFFICER    Title:

                                   EXHIBIT A

                             PROGRAM SCHEDULE NO. ___
                                      to
                         PAGING SALES AGENCY AGREEMENT
                                    between
               MAJORCO, L.P. AND SPRINT COMMUNICATIONS COMPANY,
                          L.P. DATED JANUARY 17 1995

PAGING VENDOR: The vendor providing the paging services to Principal is __________. The paging services are provided by vendor to Principal pursuant to the paging services agreement, a redacted copy of which is attached as Exhibit 1.

PAGING SERVICES:. Only the following Paging Services will be marketed pursuant to the Agreement: _____________________________

ADDITIONAL MARKETING AND SALES VEHICLES.

ADDITIONAL RESPONSIBILITIES. The Responsibilities of the Agent will be as follows:

TARIFF OR PRICE SCHEDULE.

RESTRICTIONS ON THE MARKETING OF PAGING SERVICES.

PAYMENTS.

SALES VOLUME COMMITMENT.

PROGRAM TERM. From                to              .
                   -------------     -------------

ACKNOWLEDGMENT OF EXHIBIT:

By Agent:
          -------------------

By Principal:
               -----------------

                                   EXHIBIT B

                   SENIOR EXECUTIVES FOR DISPUTE RESOLUTION

Principal: Chief Marketing Officer

Agent: Chief Marketing Officer

                     SPRINT SPECTRUM HOLDING COMPANY, L.P.
                                (Subsidiaries)

Sprint Spectrum L.P.
NewTelCo, L.P.

                             SPRINT SPECTRUM L.P.
                                (Subsidiaries)

WirelessCo, L.P.
Sprint Spectrum Realty Company, L.P.
Sprint Spectrum Equipment Company, L.P.
Sprint Spectrum Finance Corporation